UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2013

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On April 26, 2013, HCC Insurance Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Loan Agreement (the “Credit Agreement”) among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto.  The Amendment, among other things, (i) reduces the applicable margin percentage for borrowings under the Credit Agreement, (ii) modifies the limitation on Company’s ability to redeem, retire or otherwise acquire its common stock to provide that the Company may redeem, retire or repurchase any equity interest so long as no Event of Default (as defined in the Credit Agreement) has occurred which is continuing (or would result therefrom), and (iii) extends the term of the Credit Agreement to April 26, 2017. The description of the Amendment is qualified in its entirety by reference to such document.  A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
10.1

Second Amendment to Loan Agreement, dated April 26, 2013, among HCC Insurance Holdings, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander M Ludlow
Alexander M Ludlow
Associate General Counsel and Assistant Secretary

DATED:  April 30, 2013